Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen New York Dividend Advantage
Municipal Fund 2
811-10253

A special meeting of shareholders was held in the offices of Nuveen Investments on May 15, 2009, and was subsequently adjourned to June 17, 2009, July 24,
2009, and additionally adjourned to September 1, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the elimination of and approval of new Fundamental Investment Policies are as follows:

<c>Common and MuniPreferred
shares voting together as a class

<c>MuniPreferred shares
voting together as a class
To approve the elimination of the
 Funds fundamental policy
relating to investments in tax-
exempt municipal bonds.


   For
                              3,296,425
                                        851
   Against
                                 337,837
                                          59
   Abstain
                                 157,345
                                            2
   Broker Non-Votes
                              1,117,068
                                          -
      Total
                              4,908,675
                                        912



To approve the new fundamental
policy relating to investments in
municipal securities for the
Fund.


   For
                              3,312,281
                                        870
   Against
                                 315,218
                                          41
   Abstain
                                 164,108
                                            1
   Broker Non-Votes
                              1,117,068
                                          -
      Total
                              4,908,675
                                        912





Proxy materials are herein incorporated by reference to the SEC filing on April 2, 2009, under Conformed Submission Type DEF 14A, accession number 0000950137-09-002524.